Exhibit 5.1

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

April 19, 2017

Edge Therapeutics, Inc.
300 Connell Drive
Suite 4000
Berkeley Heights, NJ 07922

Re:  Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Edge Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the proposed sale by the Company of up to 1,800,000 shares of its common stock, par value $0.00033 per share (the “Shares”), pursuant to the Registration Statement on Form S-3 (File No. 333-214196) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and declared effective by the Commission on November 2, 2016, and the related Prospectus and Prospectus Supplement filed with the Commission. All of the Shares are to be sold by the Company as described in the Registration Statement and the related Prospectus and Prospectus Supplement pursuant to the terms and conditions set forth in a Subscription Agreement dated April 19, 2017, by and between the Company and the purchasers set forth on the signature pages thereto (the “Subscription Agreement”).

In connection with this opinion (this “Opinion”), we have examined originals or copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of: (i) the Registration Statement and the related Prospectus and Prospectus Supplement; (ii) the Company’s Eighth Amended and Restated Certificate of Incorporation (as amended to date); (iii) the Company’s Second Amended and Restated Bylaws as currently in effect; (iv) the Subscription Agreement; and (v) resolutions evidencing corporate action of the Company authorizing the issuance and sale of the Shares.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of parties (other than the Company) to all documents.

We have further assumed that the Shares will be issued and sold in the manner stated in the Registration Statement and the related Prospectus and Prospectus Supplement, and in compliance with the applicable provisions of the Act and the rules and regulations of the Commission thereunder and the securities or blue sky laws of various states.

Our opinions set forth herein are based solely upon the General Corporation Law of the State of Delaware as in effect on the date hereof, and we express no opinion with respect to any other laws, rules or regulations (including, without limitation, the application of the securities or “Blue Sky” laws of any state to the offer and/or sale of the Shares).

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Shares have been duly authorized for issuance by the Company and, when the Shares have been duly registered on the books of the transfer agent and registrar in the name and on behalf of the purchasers and have been issued by the Company and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this Opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on April 19, 2017 and as an exhibit to any application under the securities or other laws of any state of the United States which relate to the offer and sale of the Shares.  We further consent to the use of our name under the heading “Legal Matters” in the Prospectus Supplement related to the Registration Statement.  In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

This Opinion is furnished to you in connection with the filing on the date hereof of a Prospectus Supplement relating to the offer and sale of the Shares and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph.  This opinion is furnished as of the date hereof and we disclaim any undertaking to update this opinion after the date hereof or to advise you of any subsequent changes of the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Dechert LLP
Dechert LLP